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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Security Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SECURITY CAPITAL CORPORATION
THREE PICKWICK PLAZA, SUITE 310
GREENWICH, CT 06830
(203) 625-0770

April 29, 2002

Dear Stockholder:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Security Capital Corporation (the "Company"), which will be held in Conference Room 39B, 39th Floor, 101 Park Avenue, New York, New York, on Tuesday, June 11, 2002, commencing at 9:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

        At the meeting, you will be asked to consider and vote upon (i) the election of six directors; and (ii) such other business as may properly come before the meeting and any adjournment thereof. The Chief Executive Officer of each of the Company's subsidiaries will be making a presentation at the meeting.

        We hope you will find it convenient to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States.

        The Company's Annual Report for the fiscal year ended December 31, 2001 is being mailed to you together with the enclosed proxy materials.

Sincerely,
Brian D. Fitzgerald Chairman of the Board of Directors, President and Chief Executive Officer
A. George Gebauer Vice Chairman of the Board of Directors and Secretary

SECURITY CAPITAL CORPORATION
THREE PICKWICK PLAZA, SUITE 310
GREENWICH, CT 06830
(203) 625-0770

Notice of Annual Meeting of Stockholders

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Security Capital Corporation (the "Company") will be held in Conference Room 39B, 39th Floor, 101 Park Avenue, New York, New York, on Tuesday, June 11, 2002, commencing at 9:00 a.m. (local time), for the following purposes:

  (1)
  To elect six directors to hold office until the next annual meeting and until their successors are duly elected and qualified; and

  (2)
  To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

        Only holders of record of the Common Stock or the Class A Common Stock of the Company at the close of business on April 19, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

A. George Gebauer Vice Chairman of the Board of Directors and Secretary

April 29, 2002

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
AND RETURN IT IN THE ENCLOSED ENVELOPE.

SECURITY CAPITAL CORPORATION
THREE PICKWICK PLAZA, SUITE 310
GREENWICH, CT 06830
(203) 625-0770

PROXY STATEMENT

        This Proxy Statement is being furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of Security Capital Corporation (the "Company") to be used at the Annual Meeting of Stockholders to be held on Tuesday, June 11, 2002, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Company's Annual Report for the fiscal year ended December 31, 2001 accompanies this Proxy Statement. This Proxy Statement and accompanying materials are expected to be first sent or given to stockholders of the Company on or about April 29, 2002.

        The close of business on April 19, 2002 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record as of that date of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), are entitled to notice of and to vote at the Annual Meeting. The Common Stock and the Class A Common Stock are sometimes collectively referred to herein as the "Common Equity."

        Each share of the Common Stock or the Class A Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On April 19, 2002, there were 380 shares of the Common Stock and 6,450,587 shares of the Class A Common Stock, or a total of 6,450,967 shares of the Common Equity, outstanding and entitled to vote.

        Execution of a Proxy by a stockholder will not affect such stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder who executes a Proxy has a right to revoke it at any time before it is voted by advising A. George Gebauer, Vice Chairman of the Board and Secretary of the Company, in writing of such revocation, by executing a later-dated Proxy which is presented to the Company at or prior to the Annual Meeting, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy. The Board of Directors has retained D.F. King & Co., Inc. to assist in the solicitation of Proxies.

        The presence, in person or by Proxy, of the holders of a majority of the shares of the Common Equity entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum, the six nominees receiving a plurality of the votes of the shares of the Common Equity present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors will be elected as directors.

        With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

        Unless specified otherwise, the Proxies will be voted for the election of all the nominees to serve as directors of the Company until the next annual meeting and until their successors are duly elected and qualified. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

        The principal executive offices of the Company are located at Three Pickwick Plaza, Suite 310, Greenwich, Connecticut 06830, and the Company's telephone number there is (203) 625-0770.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table and the notes thereto set forth information with respect to the beneficial ownership, as of April 19, 2002, of shares of each class of equity securities of the Company by the only persons known to the Company to have beneficial ownership of more than 5% of such class, by each director of the Company, by each executive officer of the Company and by the directors and executive officers of the Company as a group. Except as otherwise indicated, each person is believed to exercise sole voting and dispositive power over the shares reported.

	Common Stock		Class A Common Stock
Name and Address of Beneficial Owner	Currently Owned	Percentage of Class	Currently Owned	Acquirable Within 60 Days	Percentage of Class	Percentage of Total Common Equity
Brian D. Fitzgerald Three Pickwick Plaza Suite 310, Greenwich, CT 06830 (1)(2)(4)	128*	33.7%*	5,177,306*	80,000	80.5%*	80.5%*
Capital Partners Three Pickwick Plaza Suite 310, Greenwich, CT 06830 (1)(2)	128	33.7%	4,983,361	—	77.3%	77.2%
A. George Gebauer(1)(2)(4)	—	—	89,198	10,000	1.5%	1.5%
Samuel B. Fortenbaugh III(4)	—	—	—	16,000	**	**
John H. F. Haskell, Jr.(4)			1,000	8,000	**	**
Edward W. Kelley, Jr.(3)(4)			1,500	8,000	**	**
M. Paul Kelly(4)	—	—	—	16,000	**	**
William R. Schlueter(1)(4)	—	—	—	10,000	**	**
All Directors and Executive Officers as a Group (7 persons)	128	33.7%	5,269,004	148,000	82.1%	82.1%

*
As more fully described in footnotes (1) and (2) to this table, these share and percentage amounts are inclusive of the share and percentage amounts indicated as benefically owned by Capital Partners.
**
Less than one percent
(1)
For purposes of this table, the following related entities are referred to as "Capital Partners": (a) Capital Partners, Inc., a Connecticut corporation ("CP Inc."), of which Brian D. Fitzgerald is the sole stockholder and director and A. George Gebauer and William R. Schlueter are officers; (b) FGS, Inc., a Delaware corporation ("FGS"), of which Messrs. Fitzgerald and Gebauer are executive officers; and (c) CP Acquisition, L.P. No. 1, a Delaware limited partnership ("CP Acquisition"). CP Inc., FGS, Inc., of which Mr. Fitzgerald is the controlling stockholder, president, treasurer and a director, and FGS Partners, L.P., a Connecticut limited partnership ("FGS Partners"), of which CP Inc. is the general partner, are the general partners of CP Acquisition.

  The share amounts in the table attributable to Capital Partners include the 4,455,672 shares of the Class A Common Stock owned of record by CP Acquisition and the 527,689 shares of the Class A Common Stock and the 128 shares of the Common Stock owned of record by FGS. By virtue of their status as general partners of CP Acquisition, each of CP Inc., FGS and FGS Partners may be deemed to own beneficially all of the shares of the Class A Common Stock owned of record by CP Acquisition.

(2)
Mr. Fitzgerald may be deemed to own beneficially the 193,945 shares of the Class A Common Stock owned of record by him, the 4,455,672 shares of the Class A Common Stock owned of record by CP Acquisition and the 527,689 shares of the Class A Common Stock and the 128 shares of the Common

  Stock owned of record by FGS. Mr. Fitzgerald has shared authority to vote and dispose of the FGS-owned shares of the Class A Common Stock and the Common Stock and disclaims beneficial ownership of such FGS-owned shares for all other purposes. Mr. Gebauer is also a stockholder, officer and director of FGS and an officer of CP Inc., but he disclaims beneficial ownership of shares of the Class A Common Stock and the Common Stock owned of record by such corporations for any purpose. The ownership noted above excludes the 82,453 shares of Class A Common Stock owned by the Fitzgerald Trust (of which Mr. Fitzgerald's brother and father are the trustees and Mr. Fitzgerald's minor children are sole beneficiaries), as to which beneficial ownership is disclaimed for all purposes.

(3)
Mr. Kelley was elected to the Company's Board of Directors on February 1, 2002 and was granted an option to purchase shares of Class A Common Stock on that date, of which 8,000 option shares vested and became exercisable on the date of the grant.

(4)
The amounts shown in the "Acquirable Within 60 Days" column for Messrs. Fitzgerald, Gebauer, Fortenbaugh, Haskell, Kelley, Kelly and Schlueter relate to options issued in 2000, 2001 and 2002 as part of the 2000 Long-Term Incentive Plan.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's Board of Directors is comprised of six members. The names of the six nominees for election as directors are set forth below. All of the nominees are to be elected at the Annual Meeting and serve until their successors are duly elected and qualified. All of the nominees listed below are expected to serve as directors if they are elected. If any nominee should decline or be unable to accept such nomination or to serve as a director, the Board of Directors reserves the right to nominate another person or to vote to reduce the size of the Board of Directors. In the event another person is nominated, the Proxy holders intend to vote the shares to which the Proxy relates for the election of the person nominated by the Board of Directors. There is no cumulative voting for directors.

Name	Age	Director Since	Principal Occupations During The Last Five Years; Other Directorships
Brian D. Fitzgerald.	57	1990	Chairman of the Board of the Company since January 1990 and President and CEO of the Company since July 2000; President, Treasurer and a director of FGS since March 1989; and a partner, general partner, stockholder, officer and/or director of various Capital Partners entities for more than five years.
A. George Gebauer	69	1990
			Vice Chairman of the Board of the Company since July 2000 and Secretary of the Company since February 1994; Vice President, Secretary and a director of FGS since March 1989; and a partner, general partner, stockholder, officer and/or director of various Capital Partners entities for more than five years. Mr. Gebauer was also the President of the Company from January 1990 to July 2000.

Samuel B. Fortenbaugh III	68	2001
			Senior Counsel and former Chairman of the law firm of Morgan, Lewis & Bockius LLP (counsel to the Company); a partner of Morgan, Lewis & Bockius LLP from January 1980 to September 2001; and presently serving as a director of Baldwin Technology Company, Inc., a leading international manufacturer of controls and accessories for the printing industry.
John H. F. Haskell, Jr.	70	2001
			Senior Advisor at UBS Warburg LLC, an investment banking firm, since December 1999; managing director of Dillon, Read & Co. Inc. and its successors Warburg Dillon Read LLC and UBS Warburg LLC from 1975 to 1999; and presently serving as director of AXA Financial, Inc., The Equitable Life Assurance Society of the United States and Pall Corporation.
Edward W. Kelley, Jr.	70	2002	Governor of the Federal Reserve Board of the United States from 1987 to 2001.
M. Paul Kelly	58	2000	Founder and President of PK Enterprises, an equity investment and operational consulting practice, since 1990.

Vote Required For Approval

        The six nominees receiving a plurality of the votes of the shares of the Common Equity present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors will be elected as directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE SIX NOMINEES AS DIRECTORS.

Meetings and Committees of the Board

        The Board of Directors held three meetings and acted by written consent six times during the year ended December 31, 2001. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and all committees on which such director served during the period that he was a director that were held during the year ended December 31, 2001. The Board has a Compensation Committee and an Audit Committee. The Board does not have a nominating committee.

Compensation Committee

        The Board of Directors has a Compensation Committee whose charge is to develop and make recommendations to the Board of Directors with respect to compensation for executive officers and other key employees of the Company and to administer the Company's 2000 Long-Term Incentive Plan (the "Plan"). For the fiscal year ended December 31, 2001, the members of the Compensation Committee were M. Paul Kelly, Samuel B. Fortenbaugh III (from May 16, 2001, the date of his election to the Board and appointment to the Compensation Committee), Craig R. Stapleton (through August 17, 2001, the date on which he resigned from the Board and Compensation Committee for personal reasons) and John H. F. Haskell, Jr. (from September 7, 2001, the date of his election to the Board and appointment to the Compensation Committee), all of whom are independent board members. The Compensation Committee held one meeting during the year ended December 31, 2001.

Report of the Compensation Committee

        During 2000, the Board appointed a Compensation Committee in conjunction with the adoption of the Plan. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies and administering the Plan. The Committee currently is comprised of three independent, non-employee directors.

        The Company did not pay any cash compensation to any executive officer for service as an officer of the Company in 2001. However, the Plan was put in place in 2000 so that the Company can award stock options and other long-term incentives to its executive officers and other key personnel to align their interests with those of the Company's long-term investors and to help attract, retain and motivate these persons.

        During 2001, the Company granted options under the Plan. Options granted to executive officers of the Company in 2001 are set forth in the "Option Grants in Last Fiscal Year" table contained in the "Executive Compensation" section of this Proxy Statement. Options granted to directors in 2001 are under "Compensation of Directors" in the same section.

        The Compensation Committee is authorized to take the following actions with respect to any future award grants and the administration of the Plan on an ongoing basis:

  (i)
  to select each person to whom awards may be granted;

  (ii)
  to determine the type or types of awards to be granted to each such person;

  (iii)
  to determine the number of awards to be granted, the number of shares of stock to which an award will relate, the terms and conditions of any award granted under the Plan and all other matters to be determined in connection with an award;

  (iv)
  to determine whether, to what extent and under what circumstances an award may be settled, canceled, forfeited or surrendered;

  (v)
  to determine whether, to what extent and under what circumstances cash, stock, other awards or other property payable with respect to an award will be deferred;

  (vi)
  to determine the restrictions, if any, to which stock received upon exercise or settlement of an award will be subject;

  (vii)
  to prescribe the form of each award agreement, which need not be identical for each participant;

  (viii)
  to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan; and

  (ix)
  to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

        The options granted under the Plan provide value to the recipients only if and when the market price of the Class A Common Stock increases above the option exercise price. To that end, there will be an ongoing review by the Compensation Committee of the market price of the Class A Common Stock and the exercise price of options. It is the Compensation Committee's goal to preserve this incentive as an effective tool in attracting, retaining and motivating key personnel and to evaluate the need to add other components to an executive's compensation package if it feels it is warranted at some future date.

        Section 162(m) of the Internal Revenue Code generally disallows a public company's deduction for compensation to any one employee in excess of $1.0 million per year unless the compensation is pursuant to a plan approved by the public company's stockholders. The Compensation Committee believes that the Plan will not be adversely impacted by Section 162(m) of the Code.

        The compensation of the Company's Chief Executive Officer during 2001 consisted of an option to purchase 200,000 shares of the Company's Class A Common Stock. Mr. Fitzgerald's option is exercisable in five equal annual installments commencing in July 2002 at a price of $10.85 per share, the market price on the date of grant.

        The Compensation Committee considered several factors in establishing the incentive compensation of the Company's Chief Executive Officer, including his past and anticipated future performance level, his past and anticipated future contributions toward achievement of strategic goals and the Company's past as well as anticipated future overall financial and operating success.

        The Company did not pay Mr. Fitzgerald any cash compensation during 2001. However, CP Inc., a corporation controlled by Mr. Fitzgerald, is paid a management fee by the Company pursuant to a management advisory agreement (as discussed in "Certain Relationships and Related Transactions" in this Proxy Statement).

Samuel B. Fortenbaugh III (Chairman) John H. F. Haskell, Jr. M. Paul Kelly	April 17, 2002

Audit Committee

        The Board of Directors has an Audit Committee currently consisting of three independent Board members. For the fiscal year ended December 31, 2001, the members of the Audit Committee were M. Paul Kelly, Samuel B. Fortenbaugh III (from May 16, 2001, the date of his election to the Board and appointment to the Audit Committee), Craig R. Stapleton (through August 17, 2001, the date on which he resigned from the Board and Audit Committee for personal reasons) and John H. F. Haskell, Jr. (from September 7, 2001, the date of his election to the Board and appointment to the Audit Committee), all of whom are independent board members. The Audit Committee selects the independent auditors, consults with such auditors and with management with regard to the adequacy of the Company's internal accounting controls, considers any non-audit functions to be performed by the independent auditors and carries out such activities related to the financial statements of the Company as the Board of Directors shall from time to time request. The Audit Committee held four meetings during the year ended December 31, 2001. The Audit Committee is governed by a written charter approved by the Board of Directors.

Report of the Audit Committee

        Management has the primary responsibility for the Company's financial statements being prepared in accordance with generally accepted accounting principles. Additionally, management has responsibility for the Company's financial reporting process as well as the related system of internal controls. The independent auditors are responsible for auditing the Company's consolidated financial statements in accordance with generally accepted auditing standards in the United States and for issuing an opinion regarding the compliance with generally accepted accounting principles in the United States. The Audit Committee has the responsibility for overseeing the Company's financial reporting process on the behalf of the Board of Directors.

        In discharging its oversight responsibility, the Audit Committee obtained from the Company's independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditors' independence, consistent with Independence

Standards Board No. 1, "Independence Discussions with the Audit Committees". The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee has discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61.

        The Audit Committee has reviewed with the Company's independent auditors their overall audit scope, audit plans and identification of audit risks. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001. The Audit Committee also recommended the reappointment of the Company's independent auditors and the Board of Directors has concurred with such recommendations.

M. Paul Kelly (Chairman)
Samuel B. Fortenbaugh III
John H. F. Haskell, Jr.	April 9, 2002

EXECUTIVE OFFICERS

        The Company's executive officers are Messrs. Fitzgerald and Gebauer and William R. Schlueter. Information regarding Messrs. Fitzgerald and Gebauer is contained in "Proposal 1—Election of Directors."

Name	Age	Officer Since	Principal Occupations During the Last Five Years
William R. Schlueter	36	1999
			Vice President and Chief Financial Officer of the Company since 1999, Assistant Secretary of the Company since July 2000 and Treasurer of the Company since July 2001; Vice President and Chief Financial Officer of Capital Partners since 1998; Chief Financial Officer of Flavor House, Inc., a private-label snack nut processor, from 1997 to 1998 and a Certified Public Accountant in public practice in Alabama from 1991 to June 1997.

EXECUTIVE COMPENSATION

1.  Summary Compensation Table

        The following Summary Compensation Table sets forth certain information about the annual and long-term compensation earned by or awarded to the chief executive officer of the Company and the other two executive officers of the Company.

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation		Securities Underlying Options (#)
Brian D. Fitzgerald Chairman of the Board, President and CEO	2001 2000 1999	(1 (1 (1	) ) )	(1 (1 (1	) ) )	(1 (1 (1	) ) )	200,000 400,000 —
A. George Gebauer Vice Chairman of the Board and Secretary	2001 2000 1999	(1 (1 (1	) ) )	(1 (1 (1	) ) )	(1 (1 (1	) ) )	— 50,000
William R. Schlueter Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2001 2000 1999	(1 (1 (1	) ) )	(1 (1 (1	) ) )	(1 (1 (1	) ) )	20,000 50,000 —

(1)
Messrs. Fitzgerald, Gebauer and Schlueter receive no compensation from the Company for their services as officers of the Company. CP Inc., a corporation controlled by Mr. Fitzgerald and for which Mr. Gebauer and Mr. Schlueter serve as officers, is paid a management fee pursuant to an Advisory Services Agreement, dated as of April 27, 1990 and effective as of January 26, 1990, between the Company and CP Inc. Pursuant to the Advisory Services Agreement, CP Inc. provides certain advisory services to the Company in the areas of investments, general administration, corporate development, strategic planning, stockholder relations, financial matters and general business policy for a fee of $150,000 per year. Upon the acquisition of Possible Dreams Ltd., the Advisory Services Agreement was amended to increase the annual fee for such services by an amount equal to the greater of $175,000 or 5% of the annual EBITDA of Possible Dreams Ltd. (calculated as provided in the Asset Purchase Agreement, dated as of May 17, 1996, effecting such purchase). Upon the acquisition of Pumpkin Ltd., the Advisory Services Agreement was further amended to increase the annual fee for such services by an amount equal to the greater of $100,000 or 5% of the annual EBITDA of Pumpkin Ltd. (calculated as provided in the Asset Purchase Agreement, dated as of June 27, 1997, effecting such purchase). The Advisory Services Agreement was amended for the third time in connection with the acquisition of the Primrose Companies on April 6, 1999 to increase the fee by $200,000. The Advisory Services Agreement was further amended in connection with the acquisition of the Health Power companies on December 20, 2000 to increase the fee by an additional amount equal to the greater of $420,000 or 5% of EBITA of Health Power annually. Finally, the Advisory Services Agreement was further amended in connection with the Primrose debt refinancing on April 5, 2002 to adjust the fee to be 5% of the annual EBITDA of the Primrose Companies rather than the previously-defined $200,000 annual fee for the Primrose Companies. During 2001, CP Inc. was paid advisory fees of $1,191,000. CP Inc. was also reimbursed for expenses incurred by it of approximately $55,000.

2. Option Grants in Last Fiscal Year

        The following table sets forth the option grants awarded to the chief executive officer and one other executive officer of the Company during the year ended December 31, 2001.

Individual Grants(a)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2001	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)
Brian D. Fitzgerald	200,000	84.39%	10.85	7/19/2011	952,000	(b)
William R. Schlueter	20,000	8.44%	10.85	7/19/2011	95,000	(b)

(a)
The executive officers of the Company received options to purchase Class A Common Stock on July 19, 2001 pursuant to the 2000 Long-Term Incentive Plan. The options are exercisable at $10.85, the market price on the date of the grant, and, subject to termination of employment, expire 10 years from the date of grant, are not transferable other than on death and are exercisable in five equal annual installments commencing one year from the date of grant.

(b)
Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of .238, risk-free rate of return of 4%, dividend yield of 0% and time to exercise of 10 years.

3.    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        No options were exercised by any executive officer of the Company during the year ended December 31, 2001. The following table represents the value of unexercised options held by the chief executive officer and the other two executive officers of the Company at December 31, 2001.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable (E)/ Unexercisable (U)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable (E)/ Unexercisable (U)
Brian D. Fitzgerald	—	—	520,000	U	$1,240,000	U
	—	—	80,000	E	$310,000	E
A. George Gebauer	—	—	40,000	U	$155,000	U
	—	—	10,000	E	$38,750	E
William R. Schlueter	—	—	60,000	U	$155,000	U
			10,000	E	$38,750	E

4.    Long-Term Incentive Plan ("LTIP") Awards in Last Fiscal Year

        No LTIP Awards were made to any executive officer of the Company during the year ended December 31, 2001.

5.    Compensation of Directors

        Each director receives an annual fee of $8,000 plus a fee of $2,000 per Board meeting and reimbursement of reasonable expenses in connection with attendance at Board meetings. The annual fee is prorated for those directors not serving the full year. In addition to fees, each of the directors received, on the date of his election to the Board of Directors, an option to purchase 24,000 shares of Class A Common

Stock at an exercise price equal to fair market value per share on the date of grant. Subject to termination of their respective directorships, each option expires 10 years from the date of grant. The options are not transferable other than on death and are exercisable in three equal annual installments commencing on the date of grant. Messrs. Fitzgerald and Gebauer do not and will not receive any annual fee or any fees for attendance at meetings.

6.    Compensation Committee Interlocks and Insider Participation

        For the fiscal year ended December 31, 2001, the members of the Compensation Committee were M. Paul Kelly, Samuel B. Fortenbaugh III (from May 16, 2001, the date of his election to the Board and appointment to the Compensation Committee), Craig R. Stapleton (through August 17, 2001, the date on which he resigned from the Board and Compensation Committee for personal reasons) and John H.F. Haskell (from September 7, 2001, the date of his election to the Board and appointment to the Compensation Committee). All of the Compensation Committee members are non-employee directors and not former officers. During 2001, no executive officer served as a member of a board of directors or compensation committee of a corporation where any of its executive officers served on the Company's Compensation Committee or Board of Directors.

PERFORMANCE GRAPH

        The performance graph below shows a comparison of the cumulative total return, on a dividend reinvestment basis, measured at each fiscal year end and calendar year end for the last five years assuming $100 invested on January 1, 1997 in the Class A Common Stock, the Company's former selected peer group used in prior years (prior to the Company's acquisition of Health Power Inc., the Company's subsidiary comprising the employer cost containment-related service segment of the Company's business), the American Stock Exchange Market Index, and the Company's new selected peer group (which includes comparable competitor companies from all three of the Company's current business segments). The Company's former peer group consists of seasonal products companies and educational services companies. The Company's new peer group consists of these plus employer cost containment-related services companies.

        Companies contained in the former selected peer group, which were considered by the Company's management to be competitors of each of the Company's segments, are as follows:

        The seasonal products companies are Department 56, Inc., Enesco Group, Inc. and Russ Berrie & Company, Inc. The educational services companies are Childtime Learning Centers, Inc. and Nobel Learning Communities, Inc. The returns of each peer group company have been weighted according to its stock market capitalization for purposes of arriving at a peer group average.

        Companies contained in the new selected peer group, which are considered by the Company's management to be competitors of each of the Company's current segments, are as follows:

        The employer cost containment-related services companies are CorVel Corp. and First Health Group Corp. The seasonal products companies are Department 56, Inc., Enesco Group, Inc. and Russ Berrie & Company, Inc. The educational services companies are Bright Horizons Family Solutions, Inc., Childtime Learning Centers, Inc., Nobel Learning Communities, Inc. and Sylvan Learning Systems, Inc. The returns of each peer group company have been weighted according to its stock market capitalization for purposes of arriving at a peer group average.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG SECURITY CAPITAL CORPORATION,
AMEX MARKET INDEX AND PEER GROUPS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisory Services Agreement; Acquisition Criteria and Procedures

        On April 27, 1990, effective as of January 26, 1990, the Company entered into the Advisory Services Agreement with CP Inc., an entity controlled by Mr. Fitzgerald and for which Mr. Gebauer and Mr. Schlueter serve as officers. Pursuant to the Advisory Services Agreement, CP Inc. provides certain advisory services in the areas of investments, general administration, corporate development, strategic planning, stockholder relations, financial matters and general business policy for a fee of $150,000 per year. Upon the acquisition of Possible Dreams Ltd., the Advisory Services Agreement was amended to increase the annual fee for such services by an amount equal to the greater of $175,000 or 5% of the annual EBITDA of Possible Dreams Ltd. (calculated as provided in the Asset Purchase Agreement, dated as of May 17, 1996, effecting such purchase). Then upon the acquisition of Pumpkin Ltd., the Advisory Services Agreement was amended again to increase the annual fee for such services by an amount equal to the greater of $100,000 or 5% of the annual EBITDA of Pumpkin Ltd. (calculated as provided in the Asset Purchase Agreement, dated as of June 27, 1997, effecting such purchase). The Advisory Services Agreement was further amended in connection with the acquisition of the Primrose Companies on April 6, 1999 to increase the fee by $200,000. The Advisory Services Agreement was further amended in connection with the acquisition of the Health Power companies on December 20, 2000 to increase the fee by an additional amount equal to the greater of $420,000 or 5% of EBITA of Health Power annually. Finally, the Advisory Services Agreement was further amended in connection with the Primrose debt refinancing on April 5, 2002 to adjust the fee to be 5% of the annual EBITDA of the Primrose Companies rather than the previously-defined $200,000 annual fee. Such fee is subject to appropriate adjustment should the scope of operations of the Company change again, whether from an acquisition or otherwise. In this regard, CP Inc. would likely be paid an annual fee for ongoing advisory services following an acquisition of no more than 4% to 5% of the acquired company's annual EBITDA. Pursuant to the Advisory Services Agreement, no cash compensation is paid by the Company to the current Chairman of the Board, President and CEO (Mr. Fitzgerald), Vice Chairman of the Board and Secretary (Mr. Gebauer) or Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Mr. Schlueter) in their respective capacities as such. During 2001, CP Inc. was paid advisory fees of $1,191,000. CP Inc. was also reimbursed for expenses incurred by it of approximately $55,000.

        The initial term of the Advisory Services Agreement was for one year commencing on January 26, 1990. Thereafter, the agreement has been automatically extended for additional one-year periods and will be automatically extended for additional one-year periods unless either party gives 30 days' written notice to the other of its intention to terminate. The Advisory Services Agreement was automatically renewed for a one-year period commencing January 26, 2002.

        The Advisory Services Agreement confirms that, from time to time, CP Inc. may present acquisition opportunities to the Company that it believes may be appropriate for the Company, but that CP Inc. is under no obligation to present any or all acquisition candidates of which it is aware to the Company except for insurance agency businesses. If the Company or any of its subsidiaries completes any acquisition which was presented by CP Inc., the Company is obligated to pay CP Inc. an investment banking fee at the usual and customary rate for transactions of such size and complexity. This fee is likely to be in the range of 1% to 1 1/2% of the aggregate purchase price for the acquisition.

        While enterprises proposed for acquisition may be in any line of business, to date the acquisitions in which CP Inc. and its affiliates have participated have been primarily in the manufacturing, distribution and service fields. Consistent with the investment strategies and principles utilized by CP Inc., the Company currently intends in general to focus upon, as potential targets, established companies of medium size with histories of earnings and cash flow stability, favorable earnings growth prospects, good management and strong competitive positions. It is currently the Company's plan that acquisitions will be undertaken directly or by one or more subsidiaries of the Company, with financing achieved through equity contributed by the Company and debt and subordinated debt raised at the subsidiary or parent level. It may be necessary to issue preferred stock, common equity or warrants or options to purchase common equity of the Company or of the acquired entity to one or more lenders in order to obtain the financing. In some instances, it may be possible to obtain financing from the sellers of the acquired entity in the form of subordinated notes or earn-outs. Such sellers may also receive shares of common equity or warrants or options to purchase the same of the Company or the acquired entity. Typically, certain members of management of the acquired entity will be granted incentives (usually equity-based) to remain with the acquired entity following the acquisition. The companies targeted for direct acquisition by the Company usually will have annual operating profits of $5,000,000 to $20,000,000. Consequently, purchase prices should range from approximately $20,000,000 to $100,000,000. Add-on acquisitions by existing subsidiaries may, however, be of a smaller size. Under such acquisition strategy, significant uncertainties involving product life cycles, volatile market demand, organization changes and other major turnaround aspects will generally disqualify a prospect. The acquisition criteria set forth above are only guidelines and may change from time to time in response to market conditions, the Company's financial condition and results of operations and other factors.

        In connection with its acquisition activities on behalf of the Company, other portfolio companies and for its own account, CP Inc. maintains ongoing relationships with hundreds of merger and acquisition intermediary firms, ranging from large investment banks and accounting firms to small business brokerages. In a typical year, CP Inc. receives over 500 leads on companies which are or might be for sale. Of these, perhaps 50 are sufficiently close to the Company's acquisition criteria set forth above to merit further consideration.

        CP Inc. may decide at some future date to present one of its portfolio companies to the Company for possible acquisition. Any such acquisition would be submitted to the Company's independent directors for their approval.

Guarantees Relative to the Primrose Debt Refinancing

        In April 2002, the Company refinanced its debt at the Company's subsidiary, Primrose School Franchising Company ("Primrose"). To secure this debt, Primrose Holdings, Inc. and the Company have guaranteed the debt, and Mr. Fitzgerald has issued a personal guarantee for $4,000,000, for which he will receive a guarantee fee of 8% per annum of the declining average quarterly balance of his guarantee. This guarantee entitles Mr. Fitzgerald to a subordinated interest in Primrose's assets, and Primrose has agreed to reimburse Mr. Fitzgerald for any amount paid by him on this guarantee. In addition, the Company has agreed to reimburse Mr. Fitzgerald for any amount paid by him on his guarantee in the event Primrose fails to reimburse him. The Company will use its best efforts to relieve Mr. Fitzgerald of his personal guarantee through the Company's setting aside of funds in a designated reserve bank account.

INDEPENDENT AUDITORS

        On December 13, 2000, the Company engaged Ernst & Young LLP ("Ernst & Young") as its independent auditors for the fiscal year ending December 31, 2000, to replace the firm of Deloitte & Touche, LLP ("Deloitte & Touche"), which were dismissed as the independent auditors of the Company effective on such date. The decision to change independent auditors was approved by the Company's Board of Directors and Audit Committee.

        The reports of Deloitte & Touche on the Company's consolidated financial statements for the year ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of the Company's consolidated financial statements for the year ended December 31, 1999, and in the subsequent interim period through December 13, 2000, there were no disagreements ("Disagreements") as defined in Item 304(a)(1)(iv) and the instructions to Item 304 of

Regulation S-K, as amended, ("Regulation S-K") promulgated by the Securities and Exchange Commission (the "SEC") with Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their reports. In addition, during the year ended December 31, 1999 and in the subsequent interim period through December 13, 2000, there were no reportable events ("Reportable Events") as defined in Item 304(a)(1)(v) of Regulation S-K. Deloitte & Touche has furnished a letter addressed to the SEC stating that it agrees with the above statements.

        On December 13, 2000, the Company engaged Ernst & Young as its independent auditors for the fiscal year ended December 31, 2000. At no time preceding December 13, 2000 did the Company (or anyone on behalf of the Company) consult with Ernst & Young on matters regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or (ii) any matter that was the subject of a Disagreement with Deloitte & Touche or a Reportable Event.

        Upon the recommendation of the Audit Committee, the Board of Directors selected Ernst & Young as independent auditors of the Company for the fiscal year ending December 31, 2002. One or more representatives of Ernst & Young, which has served as the Company's independent auditors since December 13, 2000, are expected to be available at the Annual Meeting to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

INDEPENDENT AUDITORS' FEES

        In addition to retaining Ernst & Young to audit the consolidated financial statements for 2001, the Company and its subsidiaries retained Ernst & Young to provide tax services in 2001. The aggregate fees for professional services by Ernst & Young in 2001 for these various services were:

        Audit Fees:    The Company was charged $289,440 for services rendered for the annual audit of the Company's consolidated financial statements for 2001 and $20,900 for services rendered for the quarterly reviews of the financial statements. The Company also incurred an additional $61,000 in 2001 for services rendered for the annual audit of the Company's consolidated financial statements for 2000.

        Financial Information Systems Design and Implementation Fees:    No fees for financial information systems design and implementation were billed or paid during 2001.

        All Other Fees:    The aggregate Ernst & Young fees for 2001 for services other than as set forth above aggregated $158,950 and were comprised of the following: $77,950 for tax services for the Company and its subsidiaries, $77,000 for SAS 70 reviews at the Company's employer cost containment-related services segment and $4,000 for subscriptions to an on-line research database. The Audit Committee considered that the provision of these services was compatible with maintaining Ernst & Young's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who beneficially own more than 10% of the Class A Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the Securities and Exchange Commission. Such officers, directors and 10% stockholders of the Company are also required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on the Company's review of the copies of the forms furnished by such persons, the Company believes that, for the fiscal year ended December 31, 2001, officers, directors and 10%

stockholders filed all required 16(a) forms on a timely basis, except for an untimely filing by Mr. Haskell of a Form 3 to reflect his election as a director of the Company.

EXPENSES OF SOLICITATION

        The total cost of the Proxy solicitation will be borne by the Company. In addition to the mails, Proxies may be solicited by directors and officers of the Company by personal interviews, telephone and telegraph. The Company has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of Proxies for a fee estimated to be $2,000 plus reimbursement of out-of-pocket expenses. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to the beneficial owners of shares of Common Equity entitled to vote at the Annual Meeting and that such persons will be reimbursed for their out-of-pocket expenses incurred in this connection.

STOCKHOLDER PROPOSALS

        Stockholders are hereby notified that, if they intend to submit proposals for inclusion in the Company's Proxy Statement and Proxy for its 2003 Annual Meeting of Stockholders, such proposals must be received by the Company no later than December 30, 2002 and must otherwise be in compliance with applicable Securities and Exchange Commission regulations.

MISCELLANEOUS

        The Board of Directors knows of no other business to be presented at the Annual Meeting. If, however, other matters properly do come before the Annual Meeting, it is intended that the Proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such Proxies.

REPORT ON FORM 10-K

        THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE TO THE COMPANY'S STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST. EXHIBITS TO THE COMPANY'S FORM 10-K WILL BE FURNISHED UPON PAYMENT OF $.50 PER PAGE, WITH A MINIMUM CHARGE OF $5.00. REQUESTS FOR COPIES SHOULD BE DIRECTED TO SECURITY CAPITAL CORPORATION, THREE PICKWICK PLAZA, SUITE 310, GREENWICH, CONNECTICUT 06830, ATTENTION: SECRETARY.

        STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.

By Order of the Board of Directors,
A. George Gebauer Vice Chairman of the Board and Secretary

Greenwich, CT
April 29, 2002

SECURITY CAPITAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS—JUNE 11, 2002

        The undersigned hereby appoints Brian D. Fitzgerald and A. George Gebauer, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock (par value $.01) and Class A Common Stock (par value $.01) of Security Capital Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in Conference Room 39B, 39thFloor, 101 Park Avenue, New York, New York, on Tuesday, June 11, 2002, commencing at 9:00 a.m. (local time), and at any adjournment thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Please mark box / / or /x/ in blue or black ink.

1.	Election of Directors:	FOR all nominees listed below / /	WITHHOLD AUTHORITY to vote / /	EXCEPTIONS / /

Nominees: BRIAN D. FITZGERALD, A. GEORGE GEBAUER, SAMUEL B. FORTENBAUGH III,
JOHN H. F. HASKELL, JR., EDWARD W. KELLEY, JR., M. PAUL KELLY

        (Instructions: To withhold authority to vote for any nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

        (Continued and to be signed on reverse side)

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

Please sign exactly as your name appears on the left. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING / /
Dated: ______________________________, 2002
Signature
Signature

Please sign, date and return the proxy card using the enclosed envelope.

QuickLinks

Notice of Annual Meeting of Stockholders
YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.
SECURITY CAPITAL CORPORATION THREE PICKWICK PLAZA, SUITE 310 GREENWICH, CT 06830 (203) 625-0770
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG SECURITY CAPITAL CORPORATION, AMEX MARKET INDEX AND PEER GROUPS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITORS
INDEPENDENT AUDITORS' FEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES OF SOLICITATION
STOCKHOLDER PROPOSALS
MISCELLANEOUS
REPORT ON FORM 10-K